UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 4, 2005 (March 29, 2005)

AMC ENTERTAINMENT INC.

(Exact name of registrant as specified in its charter)

DELAWARE

1-8747

43-1304369

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

920 Main Street Kansas City, Missouri	64105
(Address of principal executive offices)	Zip Code

Registrant’s telephone number, including area code
(816) 221-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On March 29, 2005, AMC Entertainment Inc. ("AMCE" or “the Company”) and Regal Entertainment Group (NYSE:RGC) announced that they are combining their respective cinema screen advertising businesses into a new joint venture company called National CineMedia, LLC.  The new company will engage in the marketing and sale of cinema advertising and promotions products; business communications and training services; and the distribution of digital alternative content.

The Company contributed fixed assets and exhibitor agreements of its cinema screen advertising subsidiary National Cinema Network (“NCN”) to National CineMedia, LLC.  Additionally the Company will pay termination benefits related to the displacement of certain NCN associates.  In consideration of the NCN contributions described above, National CineMedia, LLC issued a 37% interest in its Class A units to NCN.

Item 2.05 Costs Associated with Exit or Disposal Activities

The Company currently estimates it will record up to $3.1 million of costs related to one-time termination benefits in connection with the displacement of up to 153 associates.  The costs are expected to be incurred during the fourth quarter of fiscal 2005 and the first quarter of fiscal 2006.  The Company expects to complete its contribution of NCN to National CineMedia, LLC including payment of related displacement costs by the end of its first fiscal quarter of 2006 on June 30, 2005.

Item 9.01 Financial Statements and Exhibits.

(b) Pro forma financial information.

As previously reported on December 23, 2004, AMCE completed a merger in which Marquee Holdings Inc. ("Holdings") acquired AMCE pursuant to an Agreement and Plan of Merger, dated as of July 22, 2004 (the "Merger Agreement"), by and among AMCE, Holdings and Marquee Inc. ("Marquee"). Marquee, a wholly owned subsidiary of Holdings, merged with and into AMCE, with AMCE remaining as the surviving entity (the "Merger") and becoming a wholly owned subsidiary of Holdings.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

We derived the following unaudited pro forma condensed consolidated financial data by applying pro forma adjustments attributable to the Merger and related transactions and our contribution to National CineMedia, LLC to our historical consolidated financial statements.  The unaudited pro forma condensed consolidated statement of operations data for the thirty-nine week period ended December 30, 2004 and the fiscal year ended April 1, 2004 gives effect to the Merger and related transactions and our contribution to National CineMedia, LLC as if they had occurred on April 4, 2003.  Marquee did not exist until July 16, 2004, and is therefore not included for the period ended April 1, 2004.  We describe the assumptions underlying the pro forma adjustments in the accompanying notes, which should be read in conjunction with these unaudited pro forma condensed consolidated financial statements.  The unaudited pro forma condensed consolidated financial statements have been prepared giving effect to the Merger which is being treated as a purchase with Marquee as the accounting acquiror in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations.”  The unaudited pro forma condensed consolidated financial statements have been prepared giving effect to our contribution to National CineMedia LLC which is being treated as an investment in a corporate joint venture accounted for at historical cost under the equity method of accounting.  Our allocation of purchase price was based on Management’s judgement including a valuation assessment prepared by a Valuation Specialist.

The pro forma adjustments related to debt issue costs, interest expense and purchase price are preliminary and based on information obtained to date and are subject to revision as additional information becomes available.  We do not expect the final adjustments to differ materially from the preliminary amounts.

The unaudited pro forma condensed consolidated financial information is for illustrative and informational purpose only and should not be considered indicative of the results that would have been achieved had the Merger and related transactions and our contribution to National CineMedia, LLC been consummated on the dates or for the periods indicated and do not purport to represent statement of operations data or other financial data as of any future date or any future period.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the information contained in the consolidated financial statements and accompanying notes appearing in our Form 8-K/A filed on March 7, 2005.

AMC Entertainment Inc.

Condensed Consolidated Unaudited Pro Forma Statement of Operations

Thirty-nine Week Periods December 30, 2004

(dollars in thousands)

	Thirty-nine week periods December 30, 2004
	From Inception July 16, 2004 through December 30, 2004 Historical	April 2, 2004 through December 23, 2004 Historical	Elimination of amounts recorded by Successor and Predecessor		Pro Forma Adjustments		Pro Forma
	(Successor)	(Predecessor)
Revenues	$61,614	$1,337,845	$—		$(40,017	)(6)	$1,359,442
Cost of operations	34,295	870,217	—		(31,181	)(6)	873,331
Rent	6,341	243,711	—		(12,753	)(3)	237,299
General and administrative:
Merger and acquisition costs	20,000	41,032	—		(61,032	)(5)	—
Other	1,382	34,554	—		—		35,936
Preopening expense	66	1,292	—		—		1,358
Theatre and other closure expense	132	10,758	—		—		10,890
Depreciation and amortization	3,272	92,091	—		30,692		126,055
Disposition of assets and other gains	—	(2,715)	—		—		(2,715)
Total costs and expenses	65,488	1,290,940	—		(74,274)		1,282,154
Interest expense	14,776	74,259	(12,811	)(1)	14,500 1,106 (3,541 (7,135	(2) (2) )(3) )(4)	81,154
Investment income	(2,247)	(6,476)	2,225	(1)	831	(4)	(5,667)
Earnings (loss) from continuing operations before income taxes	(16,403)	(20,878)	10,586		28,496		1,801
Income tax provision (benefit)	1,500	15,000	4,500	(1)	(13,000	)(7)	8,000
Earnings from continuing operations	$(17,903)	$(35,878)	$6,086		$41,496		$(6,199)

See Notes to Condensed Consolidated Unaudited Pro Forma Financial Statements

AMC Entertainment Inc.

Condensed Consolidated Unaudited Pro Forma Statement of Operations

Fifty-Two Weeks Ended April 1, 2004

(dollars in thousands except for per share amounts)

(Unaudited)

	Fifty-two week periods April 1, 2004
	Historical		Pro Forma Adjustments		Pro Forma
	(Predecessor)
Revenues	$1,782,820		$(51,946	)(6)	$1,730,874
Cost of operations	1,167,105		(45,341	)(6)	1,121,764
Rent	314,024		(17,453	)(3)	296,571
General and administrative:
Stock-based compensation	8,727		—		8,727
Other	53,864		—		53,864
Preopening expense	3,858		—		3,858
Theatre and other closure expense	4,068		—		4,068
Depreciation and amortization	124,572		42,063	(3)	166,635
Impairment of long-lived assets	16,272		—		16,272
Disposition of assets and other gains	(2,590)		—		(2,590)
Total costs and expenses	1,689,900		(20,731)		1,669,169

Other expense	13,947		—		13,947
Interest expense	77,717		36,303	(2)	112,100
			2,533	(2)
			(4,453	)(3)
Investment income	(2,861)		—		(2,861)
Earnings (loss) from continuing operations before income taxes	4,117		(65,598)		(61,481)
Income tax provision (benefit)	11,000		(26,200	)(7)	(15,200)
Loss from continuing operations	$(6,883)		$(39,398)		$(46,281)
Basic and diluted loss per share:
Loss from continuing operations	$(1.28	)(a)
Weighted average number of shares outstanding:
Basic and diluted	36,715

(a)           Includes preferred dividends of $40,277. Pro Forma amounts do not include preferred dividends.

See Notes to Condensed Consolidated Unaudited Pro Forma Financial Statements

AMC Entertainment Inc.

Notes to Condensed Consolidated Unaudited Pro Forma

Financial Information

(dollars in thousands)

The Merger is being treated as a purchase with Marquee as the accounting acquirer in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141 “Business Combinations.” We have recorded adjustments related to purchase accounting in our Consolidated Balance Sheet as of December 30, 2004.

The following is a summary of the allocation of the purchase price to the estimated fair values of assets and liabilities acquired in the Merger. Our allocation of purchase price was based on management’s judgement including a valuation assessment prepared by a Valuation Specialist.

Cash and cash equivalents	$396,636
Other current assets	99,111
Property, net	965,034
Intangible assets, net	200,604
Goodwill	1,408,511
Deferred income taxes	65,599
Other long-term assets	65,852
Current liabilities	(341,633)
Corporate borrowings	(709,283)
Capital and financing lease obligations	(63,296)
Other long-term liabilities	(421,935)
Total estimated purchase price	$1,665,200

Our preliminary allocation of purchase price consisted primarily of:

(a)          a write up of property, net of $195.8 million to reflect estimated fair value of furniture, fixtures, equipment, leasehold improvements and real estate;

(b)         a write up of intangible assets, net of $179.6 million comprised principally of write ups for favorable leases of $61.3 million, AMC trademark/tradename of $73.0 million and AMC’s Moviewatcher Loyalty program for $46.0 million;

(c)          a recognition of net deferred tax liabilities in U.S. tax jurisdictions of $63 million;

(d)         a write up of other long-term assets of $10.8 million comprised of write ups for software of $3.9 million, equity investments in Movietickets.com of $6.0 million, equity investments in HGCSA (a South American theatre joint venture) of $11.5 million and a write up in real estate held for investment of $3.1 million offset by write downs of deferred charges on corporate borrowings in (e) below of $13.7 million;

(e)          a net write up in corporate borrowings of $22.7 million to reflect the fair value of our debt based on market bid quotes on December 23, 2004; and

(f)            a write up of long-term liabilities of $229.6 million comprised of write ups for unfavorable leases of $204.2 million and a write up in pension and postretirement liabilities of $25.4 to reflect the projected benefit obligation in excess of plan assets and eliminate any previously existing unrecognized net loss, unrecognized prior service cost and unrecognized transition obligation.

(1)                                  Reflects the elimination of interest expense, interest income and income tax provision of Marquee Inc. recorded by the Successor and also recorded by the Predecessor pursuant to FIN 46 (R).

(2)           Represents change in interest expense and amortization of debt issuance costs related to the outstanding notes:

	39 weeks Interest Expense	52 weeks Interest Expense	39 weeks Amortization	52 weeks Amortization	Amortizable Life
Senior Fixed Rate Notes (8.625%)	$8,150	$21,563	$398	$1,027	8 years
Senior Floating Rate Notes (assumed at 7.169%)	6,350	14,740	451	1,163	6 years
Amended credit facility	—	—	257	343	5 years
Total	$14,500	$36,303	$1,106	$2,533

Interest rates above used in the computation of pro forma interest expense are subject to change. For the computation of the initial interest rate on the senior floating rate notes, we have utilized a LIBOR rate, as of March 2, 2005, of 2.94%. In the event the interest rate on the senior floating rate notes increases or decreases by 0.125%, our annual earnings from continuing operations would decrease or increase by $154, accordingly.

Concurrently with the closing of the offering of the Senior Notes, Marquee Holdings Inc. issued notes, resulting in gross proceeds of $169.9 million. Interest on the Holdings’ notes accretes semi-annually, unless Marquee Holdings Inc. elects to pay cash interest as permitted by the terms of the Holdings’ notes, for the first 5 years and thereafter interest is payable in cash semi-annually.

AMCE and its subsidiaries are not required to repay the Holdings’ notes. Holdings is a holding company with no operations of its own. Consequently, Holdings’ ability to service its debt is dependent upon the earnings from the businesses conducted by AMCE and its subsidiaries. The distribution of those earnings, or advances or other distribution of funds by AMCE and its subsidiaries to Holdings, all of which are subject statutory or contractual restrictions, are contingent upon such subsidiaries’ earnings and are subject to various business considerations.

Holdings’ subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due on the Holdings’ notes or to provide Holdings with funds for its payment obligations, whether by dividends, distributions, loans or other payments. Holdings’ right to receive any assets of any of its subsidiaries upon a subsidiary’s foreclosure, dissolution, winding-up, liquidation, reorganization or other bankruptcy proceeding, and therefore the right of the holders of the Holdings’ notes to receive a share of those assets, are effectively subordinated to the claims of that subsidiary’s creditors.

(3)                                  Pro forma adjustments are made to the Condensed Consolidated Unaudited Pro Forma Statements of Operations for purchase accounting to reflect the following:

	39 weeks December 30, 2004	52 weeks April 1, 2004	Estimated Useful Life	Balance Sheet Classification
Depreciation and amortization:
FF&E and leasehold improvements	21,887	$30,014	6 years	Property, net
Favorable leases	3,653	4,999	13 years	Intangibles, net
Software	950	1,300	3 years	Other long-term assets
Moviewatcher	4,202	5,750	8 years	Intangibles, net
Trademark	—	—	Indefinite	Intangibles, net
Goodwill	—	—	Indefinite	Goodwill
	30,692	$42,063
Rent:
Unfavorable leases	(12,753)	$(17,453)	12 years	Other long-term liabilities
	(12,753)	$(17,453)
Interest Expense:
9 1/2% Series B Senior Subordinated Notes due 2011	$(849)	$(1,161)	6 years	Corporate borrowings
9 1/2% Series B Senior Subordinated Notes due 2012	(1,760)	(2,408)	7 years	Corporate borrowings
8% Series B Senior Subordinated Notes due 2014	120	164	9 years	Corporate borrowings
9 1/2% Series B Senior Subordinated Notes due 2011	(276)	(467)	0 years	Other long-term assets
9 1/2% Series B Senior Subordinated Notes due 2012	(439)	(536)	0 years	Other long-term assets
8% Series B Senior Subordinated Notes due 2014	(337)	(45)	0 years	Other long-term assets
	$(3,541)	$(4,453)

(4)                                  Represents interest expense and interest income of Marquee Holdings, Inc. from inception on July 16, 2004 through December 23, 2004 consolidated pursuant to FIN 46 R. Marquee Holdings, Inc. was deconsolidated as a direct result of the Merger.

(5)                                  Represents general and administrative expenses incurred during the thirty-nine weeks ended December 30, 2004 that were directly related to the Merger.

(6)                                  Pro forma adjustments are made to the Condensed Consolidated Unaudited Pro Forma Statements of Operations for our contribution to National CineMedia, LLC.  The historical revenues and expenses of National Cinema Network will be consolidated by National CineMedia, LLC as a result of our contribution to National CineMedia, LLC.  The pro forma adjustments do not reflect any additional amounts or revenues or equity in earnings from National CineMedia LLC.  We expect that we would receive distributions from National CineMedia LLC but have not included them in our pro forma adjustments pursuant to Article 11 of Regulation S-X.

(7)                                  Represents the income tax impact, in U.S. tax jurisdictions, of additional interest expense and purchase accounting adjustments at our statutory tax rate of 40%. General and administrative expenses incurred that were directly related to the Merger have been treated as permanent differences for income tax purposes.

(c) Exhibits.

*10.1 Contribution and Unit Holders Agreement dated as of March 29, 2005 among National Cinema Network, Inc., Regal CineMedia Corporation and National CineMedia, LLC.

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMC ENTERTAINMENT INC.

Date: April 4, 2005	/s/ Craig R. Ramsey
Craig R. Ramsey
Executive Vice President and
Chief Financial Officer